UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2022

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36193	26-1469215
(Commission File No.)	(IRS Employer Identification No.)

955 Chesterbrook Boulevard, Suite 110

Chesterbrook, PA 19087

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (610) 354-8840

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TRVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On March 30, 2021 (the “Closing Date”), Trevena, Inc. (the “Company”), through its indirect wholly-owned subsidiary Trevena SPV2 LLC, a Delaware limited liability company (the “Subsidiary Borrower”), entered into a royalty-based loan agreement (the “Loan Agreement”) with R-Bridge Investment Four Pte. Ltd., an affiliate of CBC Group (the “Lender”), pursuant to which the Lender agreed to make term loans to the Subsidiary Borrower in an aggregate principal amount of up to $40,000,000 (the “Term Loans”). Pursuant to the terms of the Loan Agreement, the Term Loans are secured by, and repaid with proceeds from, (i) royalties from the Company’s license agreement with Jiangsu Nhwa Pharmaceutical Co. Ltd. (the “License Agreement”, and such royalties, the “Royalty Interest”) and (ii) a revenue interest based on the Company’s United States net sales of OLINVYK in an initial amount of four percent (4.0%) of such net sales (the “Revenue Interest”). This Revenue Interest will be capped at $10 million if Chinese approval of OLINVYK occurs by year-end 2023. In the event Chinese approval does not occur by that time, the Revenue Interest will increase to 7% and will continue until certain combined totals of Revenue Interests and Royalty Interests are paid.

Under the Loan Agreement, the Term Loans will be advanced in three tranches. The first tranche (the “First Tranche Loan”) is expected to be advanced in the amount of $15,000,000 within fifteen (15) days following the Closing Date, subject to customary bring down conditions and deliverables. The second tranche (the “Second Tranche Loan”) of $10,000,000 will become available to the Subsidiary Borrower upon achievement of either a commercial or financing milestone as set forth in the Loan Agreement, subject to customary bring down conditions and deliverables. The third tranche (the “Third Tranche Loan”) of $15,000,000 will become available to the Subsidiary Borrower upon the first commercial sale of OLINVYK in the People’s Republic of China, subject to customary bring down conditions and deliverables.

The Term Loans bear interest at a rate per annum equal to 7.00% (the “Interest Rate”). Payments of the obligations outstanding under the Loan Agreement will be made quarterly, beginning with the payment due in respect of the quarter ending June 30, 2022, out of the Royalty Interest payments and Revenue Interest payments received by the Subsidiary Borrower during such quarter (the “Collection Amount”). On each payment date, after payment of certain expenses, the Collection Amount will be applied, after payment of nominal servicing fees to the Company, first to accrued and unpaid interest, with any excess applied to repay principal until the balance is fully repaid. The Subsidiary Borrower will create a reserve account of $2,000,000 from which it can service the interest on the loan to the extent there are not sufficient Royalty Interest payments and Revenue Interest Payments.

The Term Loans will mature on the earlier of (i) the fifteen (15) year anniversary of the Closing Date and (ii) the date on which the License Agreement expires, at which time the outstanding principal amount of the loan, together with any accrued and unpaid interest, and all other obligations then outstanding, will be due and payable in cash by the Subsidiary Borrower. The obligation related to the payment of Royalty Interest will continue until the date on which the License Agreement expires.

The Loan Agreement contains certain customary affirmative covenants, including those relating to: use of proceeds; maintenance of books and records; financial reporting and notification; compliance with laws; and protection of Company intellectual property. The Loan Agreement also contains certain customary negative covenants, barring the Subsidiary Borrower from: certain fundamental transactions; issuing dividends and distributions (other than certain exceptions, including distributing the loan proceeds to the Company); incurring additional indebtedness outside of the ordinary course of business; engaging in any business activity other than related to the License Agreement; and permitting any additional liens on the collateral provided to the Lender under the Loan Agreement.

The Loan Agreement contains customary defined events of default, upon which any outstanding principal and unpaid interest shall be immediately due and payable by the Subsidiary Borrower. These include: failure to pay any principal or interest when due; any uncured breach of a representation, warranty or covenant; any uncured failure to perform or observe covenants; any uncured cross default under a material contract; any uncured breach of the Company’s representations, warranties or covenants under its Contribution and Servicing Agreement with the Subsidiary Borrower; any termination of the License Agreement; and certain bankruptcy or insolvency events.

The net proceeds of the First Tranche Loan were used by the Subsidiary Borrower to purchase from the Company the Revenue Interest and the Royalty Interest pursuant to the terms of the Revenue Interest Purchase Agreement and the Contribution and Servicing Agreement, respectively.

Subsidiary Formation, Guarantees and Security Interests

In connection with the Loan Agreement, the Company formed Trevena SPV1 LLC, a Delaware limited liability company, and the Subsidiary Borrower. Pursuant to a Revenue Interest Purchase Agreement and a Contribution and Servicing Agreement entered into with Subsidiary Borrower, contributed and sold to the Subsidiary Borrower the License Agreement, the Chinese IP related to OLINVYK, the Royalty Interest and the Revenue Interest and accounts established to hold amounts received on account of the Royalty Interest and Revenue Interest.  The Subsidiary Borrower holds no other assets.

The Company has entered into a Guarantee in favor of the Lender pursuant to which it has guaranteed the payment of all obligations of the Subsidiary Borrower under the Loan Agreement and agreed to a negative pledge in respect of all of its assets.  The Guarantee, including the negative pledge, continues until the Chinese approval of OLINVYK.

Trevena SPV1 LLC, owner of the Subsidiary Borrower’s capital stock, has entered into a Guarantee in favor of the Lender pursuant to which it has guaranteed the payment of all obligations of the Subsidiary Borrower under the Loan Agreement and agreed to a negative pledge in respect of all of its assets.  Trevena SPV1 LLC has also entered into a Pledge and Security Agreement in favor of the Lender, pursuant to which the payment of the Subsidiary Borrower’s obligations under the Loan Agreement is secured by Trevena SPV1 LLC’s pledge of all of the Subsidiary Borrower’s capital stock.

Trevena SPV1 LLC has entered a Pledge and Security Agreement in favor of the Lender pursuant, to which the payment of the Subsidiary Borrower’s obligations under the Loan Agreement is secured by a pledge of all of the Subsidiary Borrower’s equity.

The Subsidiary Borrower has entered a Security Agreement in favor of the Lender pursuant, to which the payment of the Subsidiary Borrower’s obligations under the Loan Agreement is secured by a pledge of substantially all of the Subsidiary Borrower’s assets, including the License Agreement, the Chinese IP related to OLINVYK, the Royalty Interest and the Revenue Interest and deposit accounts established to hold amounts received on account of the Royalty Interest and Revenue Interest, as well as Subsidiary Borrower’s operating account.

The Revenue Interest Purchase Agreement contains negative covenants applicable to the Company Borrower, including restrictions on the sale or transfer of the assets of the Company related to OLINVYK and giving rise to the Revenue Interest, each subject to the exceptions set forth therein.

Warrant

In connection with the entry into the Loan Agreement, the Company issued a warrant (the “Warrant”) to R-Bridge Investment Four Pte. Ltd. (“R-Bridge”). The Warrant provides for R-Bridge to purchase 5,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The Warrant will be exercisable for a period of three (3) years from the date of issuance at a per-share exercise price equal to $0.82.

The issuance of the Warrant by the Company to R-Bridge was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the material terms of the Loan Agreement, the Revenue Interest Purchase Agreement, the Contribution and Servicing Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the complete text of each such agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the calendar quarter ending March 31, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Warrant is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
99.1	Press Release dated March 31, 2022
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVENA, INC.

Date: March 31, 2022	By:	/s/ Barry Shin
Barry Shin
Senior Vice President, Chief Financial Officer